EX-11

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of Baron Asset Fund on Form N1-A of our report dated November 14, 1995 on our audit of the financial statements and financial highlights of Baron Asset Fund. We also consent to the references to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants."



COOPERS & LYBRAND L.L.P.




New York, New York
December 27, 1995